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                                                                 EXHIBIT (j)(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the reference to us under the heading "Independent Accountants" in the Prospectus constituting part of this Post-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of Van Kampen Equity Trust II and to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information which also constitutes part of this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

March 7, 2000